  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 1, 1997

                                                REGISTRATION NO. 333-27099

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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ----------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-3

                            REGISTRATION STATEMENT

                                     UNDER

                          THE SECURITIES ACT OF 1933

                               ----------------
                             ARCO CHEMICAL COMPANY

            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

               DELAWARE                              51-0104393
    (STATE OR OTHER JURISDICTION OF        (I.R.S. EMPLOYER IDENTIFICATION
    INCORPORATION OR ORGANIZATION)                     NUMBER)
        3801 WEST CHESTER PIKE, NEWTOWN SQUARE, PENNSYLVANIA 19073-2387

                                (610) 359-2000
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ----------------
                           ROBERT J. MILLSTONE, ESQ.
                 VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
        3801 WEST CHESTER PIKE, NEWTOWN SQUARE, PENNSYLVANIA 19073-2387

                                (610) 359-3255
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
                               ----------------
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on the Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                          SUBJECT TO COMPLETION, DATED

PROSPECTUS
----------
                             ARCO CHEMICAL COMPANY

                                  $350,000,000

                                DEBT SECURITIES

                                 ------------
  ARCO Chemical Company, a Delaware corporation (the "Company"), intends to issue from time to time debt securities (the "Debt Securities") from which the Company will receive up to an aggregate principal amount of $350,000,000, or the equivalent thereof in one or more foreign currencies or composite currencies, including European Currency Units ("ECU"). The Debt Securities may be sold for U.S. dollars or one or more foreign or composite currencies, and the principal of and any interest on the Debt Securities may likewise be payable in U.S. dollars or one or more foreign or composite currencies.

  The Debt Securities will be offered to the public on terms determined by market conditions at the time of sale. The Debt Securities may be issued in one or more series with the same or various maturities at par or a premium or with an original issue discount. The specific designation, aggregate principal amount, currency, purchase price, maturity, rate and time of payment of interest, whether such Debt Securities are to be issued in book-entry form, any other specific terms and any listing on a securities exchange of the Debt Securities in respect of which this Prospectus is being delivered (the "Offered Debt Securities") are set forth in the accompanying prospectus supplement (the "Prospectus Supplement") together with the terms of offering of the Offered Debt Securities.

                                 ------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 ------------

  The Debt Securities will be sold directly, through agents designated from time to time, through underwriting syndicates represented by managing underwriters, by underwriters without a syndicate, or by dealers. If any agents of the Company or any underwriters are involved in the sale of the Offered Debt Securities, the names of such agents or underwriters and any applicable commissions or discounts are set forth in the Prospectus Supplement. The net proceeds to the Company from such sale are also set forth in the Prospectus Supplement. This Prospectus may not be used to consummate sales of Debt Securities unless accompanied by a Prospectus Supplement.

                                 ------------

                         The date of this Prospectus is

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR BY ANY UNDERWRITER, DEALER OR AGENT. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION IN SUCH JURISDICTION. THIS PROSPECTUS AND ANY PROSPECTUS SUPPLEMENT DO NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THOSE TO WHICH THEY RELATE.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") relating to its business, financial position, results of operations and other matters. Such reports, proxy statements and other information filed by the Company with the Commission pursuant to the informational requirements of the Exchange Act can be inspected and copied at the Public Reference Section maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 as well as the Commission's regional offices located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Commission by mail at prescribed rates. Requests should be directed to the Commission's Public Reference Section located at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Such material may also be accessed electronically by means of the Commission's web site on the Internet (http://www.sec.gov). Such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which one or more of the Company's securities are listed.

  The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the securities offered thereby. Statements contained herein concerning any document filed as an exhibit are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

  The Company hereby incorporates by reference herein the following documents:
(i) the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997, (ii) the Company's Current Report on Form 8-K, dated July 21, 1997,
(iii) the Company's Current Report on Form 8-K, dated June 27, 1997, (iv) the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1997 and (v) the Company's Annual Report on Form 10-K for the year ended December 31, 1996, all of which have been filed with the Commission under File No. 1-9678.

  All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the Debt Securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  The Company will provide without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information incorporated herein by reference (not including exhibits to such information, unless such exhibits are specifically incorporated by reference into such information). Requests should be directed to: Manager, Investor Relations, ARCO Chemical Company, 3801 West Chester Pike, Newtown Square, Pennsylvania 19073-2387 (Telephone: (610) 359-3171 or (610) 359-2000).

                             ARCO CHEMICAL COMPANY

  ARCO Chemical Company, a Delaware corporation ("ARCO Chemical" or the "Company"), is a leading international manufacturer and marketer of intermediate chemicals and specialty products used in a broad range of consumer goods.

  The Company's principal executive offices are located at 3801 West Chester Pike, Newtown Square, Pennsylvania 19073-2387 (Telephone: (610) 359-2000).

  The Company is the successor to certain portions of the ARCO Chemical Division of Atlantic Richfield Company, a Delaware corporation ("ARCO"). On June 9, 1987, ARCO transferred substantially all the assets and liabilities of the oxygenates and polystyrenics business of the then ARCO Chemical Division to the Company in exchange for 80,000,001 shares of the Company's common stock, par value $1.00 (the "Common Stock"). On October 5, 1987, the Company completed an initial public offering of 19,550,000 additional shares of Common Stock. As of the date of this Prospectus, ARCO's 80,000,001 shares represent approximately 82.5 percent of the outstanding shares of Common Stock.

                                USE OF PROCEEDS

  Unless otherwise indicated in the accompanying Prospectus Supplement, the net proceeds to be received from the sale of the Offered Debt Securities will be used for general corporate purposes, including capital expenditures. Additional information on the use of net proceeds from the sale of Offered Debt Securities may be set forth in the Prospectus Supplement relating to such Offered Debt Securities.

                      RATIO OF EARNINGS TO FIXED CHARGES

  The following table sets forth the ratio of earnings to fixed charges of the Company for the periods indicated. The ratios of earnings to fixed charges for the years ended December 31, 1992 through December 31, 1996 have been derived from the audited financial statements of the Company for such periods and the ratio for the six months ended June 30, 1997 has been derived from the unaudited financial statements of the Company for such period.

                                                                      SIX MONTHS
                                             YEAR ENDED DECEMBER 31,    ENDED
                                             ------------------------  JUNE 30,
                                             1992 1993 1994 1995 1996    1997
                                             ---- ---- ---- ---- ---- ----------
RATIO OF EARNINGS TO FIXED CHARGES.......... 2.9  3.5  4.8  7.6  5.2     3.0

  For purposes of these calculations, earnings consist of pretax income from continuing operations, adjusted for interest expense and a rental expense factor. Fixed charges consist of interest expense, capitalized interest and a rental expense factor.

                        DESCRIPTION OF DEBT SECURITIES

  The following description sets forth certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Offered Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Offered Debt Securities will be described in the Prospectus Supplement relating to such Offered Debt Securities.

  The Debt Securities will be unsecured obligations issued under the Indenture, dated as of June 15, 1988 (the "Indenture"), between the Company and The Bank of New York, as trustee (the "Trustee"). The following statements are subject to the detailed provisions of the Indenture, a copy of which is incorporated by reference into the Registration Statement. Wherever particular provisions of the Indenture or terms defined therein are referred to herein or in the Prospectus Supplement, such provisions or terms are incorporated by reference as a part of the statements made, and the statements are qualified in their entirety by such reference. References in italics are to the Indenture. Capitalized terms used but not otherwise defined herein have the meaning given to them in the Indenture.

GENERAL

  The Debt Securities will rank equally with all other unsecured and unsubordinated debt of the Company. The Indenture does not limit the amount of debt, either secured or unsecured, that may be issued by the Company under the Indenture or otherwise.

  Debt Securities may be issued from time to time up to an aggregate principal amount of $350,000,000 and will be offered to the public on terms determined by market conditions at the time of sale. The Debt Securities may be issued in one or more series with the same or various maturities, at par or a premium or with an original issue discount.

  Reference is made to the Prospectus Supplement for the following terms of the Debt Securities offered thereby: (i) the designation of and any limit upon the aggregate principal amount of such Debt Securities; (ii) the percentage of principal amount at which such Debt Securities will be issued; (iii) the date or dates on which such Debt Securities will mature; (iv) the currency of denomination of such Debt Securities, which may be in Dollars or in any Foreign Currency or composite currency, including ECUs; (v) the designation of the currency or currencies in which payment of the principal of, and premium, if any, and the interest on such Debt Securities will be made, and whether, in the event the currency of denomination is other than Dollars but the payment of principal thereof, and premium, if any, and interest thereon is payable in Dollars, payment of the principal of, and premium, if any, or the interest on such Debt Securities, at the election of a Holder thereof, may instead be payable in the currency of denomination; (vi) the rate or rates (which may be fixed or floating) per annum, if any, at which such Debt Securities will bear interest; (vii) the times at which any such interest will be payable; (viii) any index used to determine the amounts of payments of principal of, and premium, if any, and interest on such Debt Securities; and (ix) any redemption terms or other specific terms associated with such Debt Securities.

  One or more series of Debt Securities may be sold at a substantial discount from their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of Debt Securities may be floating rate debt securities or floating rate debt securities which are exchangeable for fixed rate debt securities. Federal income tax consequences and special considerations applicable to any such series will be described in the Prospectus Supplement relating thereto.

  Any series of Debt Securities may be issued in whole or in part in book-entry form. The Prospectus Supplement relating to a series of Debt Securities which may be issued in book-entry form will specify the terms and procedures relating thereto. Debt Securities, to the extent evidenced in registered form, will be issued in denominations of $1,000 and integral multiples thereof. The Prospectus Supplement relating to a series of Debt Securities denominated in a composite currency or any Foreign Currency or Currencies will specify the denominations thereof. Unless otherwise indicated in the Prospectus Supplement relating thereto, principal, and premium, if any, and interest are to be payable at the principal corporate trust office of the Trustee in New York, New York, or at any paying agency maintained at the time by the Company for such purpose. At the option of the Company, payment of interest may be made by check mailed to the address of the person entitled thereto as it appears on the register for Debt Securities. Debt Securities may be presented for registration of transfer or exchange at such office of the Trustee or at such other location or locations as may be established pursuant to the Indenture without any service charge but subject to the limitations provided in the Indenture.

GLOBAL SECURITIES

  The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to a successor Depositary or any nominee of such successor.

  The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will generally apply to depositary arrangements.

  Upon the issuance of a Global Security, the Depositary for such Global Security or its nominee will credit, on its book entry registration and transfer system, the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of persons that have accounts with such Depositary. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the applicable Depositary ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

  So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the Indenture. Except as provided herein, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the Indenture governing such Debt Securities.

  Payments of principal, any premium on, and any interest on, individual Debt Securities represented by a Global Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Debt Securities. Neither the Company, the Trustee for such Debt Securities, any paying agent, nor the security registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Company expects that the Depositary for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Security representing any of such

Debt Securities, immediately will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security for such Debt Securities as shown on the records of such Depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name." Such payments will be the responsibility of such participants.

  If the Depositary for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Debt Securities of such series in exchange for the Global Security representing such series of Debt Securities. In addition, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities, determine not to have any Debt Securities of a series represented by one or more Global Securities and, in such event, will issue individual Debt Securities of such series in exchange for the Global Security or Securities representing such series of Debt Securities. Further, if the Company so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Security representing Debt Securities of such series may, on terms acceptable to the Company, the Trustee and the Depositary for such Global Security, receive individual Debt Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name. Individual Debt Securities of such series so issued will be issued in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof.

LIMITATION ON LIENS

  The Company agrees that neither it nor any Restricted Subsidiary will issue, assume or guarantee any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed ("Debt") secured by a mortgage, lien, pledge or other encumbrance ("Mortgages") upon any Restricted Property without effectively providing that the Debt Securities (together with, if the Company so determines, any other indebtedness or obligation then existing or thereafter created ranking equally with the Debt Securities) shall be secured equally and ratably with (or prior to) such Debt so long as such Debt shall be so secured, except that this restriction will not apply to: (a) Mortgages affecting property of a corporation existing at the time it becomes a Subsidiary or at the time it is merged into or consolidated with the Company or a Subsidiary; (b) Mortgages on property existing at the time of acquisition thereof or incurred to secure payment of the purchase price thereof or to secure Debt incurred prior to, at the time of, or within 24 months after the acquisition for the purpose of financing all or part of the purchase price;
(c) Mortgages on any property to secure all or part of the cost of improvement or construction thereon or Debt incurred to provide funds for such purpose in a principal amount not exceeding the cost of such improvements or construction; (d) Mortgages which secure only indebtedness owing by a Subsidiary to the Company or a Subsidiary; (e) certain Mortgages to government entities, including pollution control or industrial revenue bond financing;
(f) Mortgages required by any contract or statute in order to permit the Company or a Subsidiary to perform any contract or subcontract made by it with or at the request of the United States of America, any state or any department, agency or instrumentality or political subdivision of either; and
(g) subject to certain conditions, any extension, renewal or replacement of any Mortgage referred to in the foregoing clauses (a) through (f). Notwithstanding the foregoing, the Company and any one or more Restricted Subsidiaries may, without securing the Debt Securities, issue, assume or guarantee Debt which would otherwise be subject to the foregoing restrictions in an aggregate principal amount which, together with all other such Debt of the Company and its Restricted Subsidiaries which would otherwise be subject to the foregoing restrictions (not including Debt permitted to be secured under clauses (a) to (g) inclusive above) and the aggregate Value of Sale and Lease-Back Transactions (other than those in connection with which the Company has voluntarily retired Funded Debt) does not at any one time exceed 10% of the Consolidated Net Tangible Assets of the Company and its consolidated Subsidiaries. (Sections 5.03 and 5.04)

  The term Restricted Property means any of the Company's or a Subsidiary's manufacturing plants for the production of oxygenated chemicals or styrene-based polymers (other than such determined by the Board of Directors not to be a principal plant) located in the continental United States, and any shares of capital stock or indebtedness of a Restricted Subsidiary. The term Restricted Subsidiary means any Subsidiary which owns Restricted Property unless substantially all such Subsidiary's physical properties are located outside the continental United States. The term Subsidiary means any corporation at least a majority of the outstanding securities of which having ordinary voting power to elect a majority of the board of directors of such corporation is at the time owned or controlled directly or indirectly by the Company or one or more Subsidiaries or by the Company and one or more Subsidiaries. The term Consolidated Net Tangible Assets means the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (i) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed), and (ii) all goodwill, trade names, trademarks, patents, purchased technology, unamortized debt discount and other like intangible assets, all as set forth on the most recent quarterly balance sheet of the Company and its consolidated Subsidiaries and computed in accordance with generally accepted accounting principles. (Article One)

  The Company agrees that, if, upon any consolidation or merger of the Company with or into any other corporation, or upon any sale or conveyance of all or substantially all of its property to any other corporation, any of the property of the Company or of any Restricted Subsidiary would thereupon become subject to any mortgage, lien or pledge, the Company will first secure the Debt Securities equally and ratably with any other obligations of the Company or any Restricted Subsidiary then entitled thereto, by a direct lien on all such property prior to all liens other than any theretofore existing thereon. (Section 12.02)

LIMITATION ON DEBT

  The Indenture does not contain any limitation on the aggregate amount of Debt that may be assumed by the Company and does not offer any credit or event risk protection to holders of Debt Securities in the event that the Company engages in or is the subject of a highly leveraged transaction. The Indenture provisions described under "Limitation on Liens," however, may have the effect of inhibiting the Company from engaging in, or preventing the Company from being the subject of, some types of highly leveraged transactions.

LIMITATION ON SALE AND LEASE-BACK

  The Company agrees that neither it nor any Restricted Subsidiary will enter into any Sale and Lease-Back Transaction with respect to any Restricted Property with any person (other than the Company or a Subsidiary) unless either (a) the Company or such Restricted Subsidiary would be entitled, pursuant to the above provisions, to incur Debt in a principal amount equal to or exceeding the Value of such Sale and Lease-Back Transaction secured by a Mortgage on the property to be leased without equally and ratably securing the Debt Securities, or (b) the Company during or immediately after the expiration of four months after the effective date of such transaction applies to the voluntary retirement of its Funded Debt an amount equal to the greater of: (1) the net proceeds of the sale of the property leased in such transaction or (2) the fair value in the opinion of the Board of Directors of the leased property at the time such transaction was entered into (subject to credits for certain voluntary retirements of Funded Debt, including the Debt Securities). (Sections 5.04 and 5.05)

MODIFICATION OF THE INDENTURE

  The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than 50% in principal amount of the Debt Securities of each series affected by the modification or amendment at the time outstanding, to modify the Indenture or any supplemental indenture or the rights of the Holders of the Debt Securities; provided that no such modification may without the consent of the Holder of each outstanding Debt Security thereby affected (a) extend the fixed maturity of any Debt Security, or reduce the rate of interest, or extend the time of payment of interest thereon, or reduce the principal amount thereof or the time during which a premium is payable thereon, or change the currency in which the Debt Security is payable, or reduce the amount of the principal of an original issue discount security that would be due and payable upon acceleration or provable upon bankruptcy without the consent of the Holder of each Debt

Security so affected, (b) reduce the aforesaid percentage of Debt Securities, the consent of the Holders of which is required for any such modification, or the consent of the Holders of which is required for any waiver of certain provisions of or defaults under the Indenture or (c) modify the provisions heretofore described in this paragraph, except to increase any percentage described above or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the Holders of all outstanding Debt Securities of such series so affected. (Section 11.02)

EVENTS OF DEFAULT

  The Indenture defines an Event of Default with respect to a particular series of Debt Securities as being any one of the following events and such other event as may be established for the Debt Securities of such series: (a) default for 30 days in any payment of interest on such series; (b) default in any payment of principal, and premium, if any, on such series when due; (c) default for 30 days in the payment of any sinking fund installment when due; (d) default for 90 days after appropriate notice in performance of any other covenant in the Indenture applicable to that series; or (e) certain events of bankruptcy, insolvency or reorganization. No Event of Default with respect to a particular series of Debt Securities issued under the Indenture necessarily constitutes an Event of Default with respect to any other series of Debt Securities issued thereunder. In case an Event of Default shall occur and be continuing with respect to a particular series of Debt Securities, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Debt Securities then outstanding of the series (or, in the case of defaults under
(d) or (e), of the Debt Securities of all series) may declare the principal or, in the case of Debt Securities issued with original issue discount, the amount specified in the terms thereof, of such series (or of all outstanding Debt Securities, as the case may be) to be due and payable. Any Event of Default with respect to a particular series of Debt Securities may be waived by the Holders of a majority in aggregate principal amount of the outstanding Debt Securities of such series (or of the outstanding Debt Securities of all series, in the case of defaults under (d) or (e)), except in each case a failure to pay principal, or premium, if any, or interest on such Debt Securities. (Section 7.01)

  The Indenture requires the Company to file annually with the Trustee an Officers' Certificate as to the absence of certain defaults under the terms of the Indenture. (Section 5.08) The Indenture provides that the Trustee may withhold notice to the Holders of the Debt Securities of any default (except in payment of principal, or premium, if any, or interest) if it considers it in the interest of the Holders of the Debt Securities to do so. (Section 7.08)

  Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Indenture provides that the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of the Holders of the Debt Securities unless such Holders shall have offered to the Trustee reasonable indemnity. (Section 7.04, 8.01 and 8.02) Subject to such provisions for indemnification and certain other rights of the Trustee, the Indenture provides that the Holders of a majority in principal amount of the outstanding Debt Securities of the particular series affected shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. (Sections 7.07 and 8.02)

CONSOLIDATION, MERGER AND TRANSFER OF ASSETS

  The Company may not consolidate with or merge into any corporation, or transfer its assets substantially as an entirety to any person, unless the successor corporation or transferee assumes the Company's obligations on the Debt Securities and under the Indenture, and certain other conditions are met, except that no such assumption will be required in any case where the Company transfers all or substantially all its assets located in the United States to one or more wholly owned Subsidiaries organized under the laws of the United States or any political subdivision thereof. (Article Twelve) To the extent any such assets constitute Restricted Property, the Subsidiary to which they were transferred would be a Restricted Subsidiary. See "Limitation on Liens."

DEFEASANCE

  If so specified in the Prospectus Supplement with respect to Debt Securities of any series, the Company, at its option, (i) will be discharged from any and all obligations in respect of the Debt Securities of such series

(except for certain obligations to register the transfer or exchange of Debt Securities of such series, replace stolen, lost or mutilated Debt Securities of such series, maintain paying agencies, and hold moneys for payment in trust) or (ii) will not be subject to provisions of the Indenture described above under "Limitation on Liens," "Limitation on Sale and Lease-Back" and "Consolidation, Merger and Transfer of Assets" with respect to the Debt Securities of such series, in each case if the Company deposits with the Trustee, in trust, money or U.S. Government Obligations which through the payment of interest thereon and principal thereof in accordance with their terms will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, premium, if any, and interest on, the Debt Securities of such series on the dates such payments are due in accordance with the terms of such Debt Securities. In case any Debt Securities of a series are to be redeemed prior to their Stated Maturity, the Company must have given the Trustee such irrevocable notices and instructions as are required for redemption pursuant to the terms of the Debt Securities of such series. To exercise any such defeasance option, the Company is required to deliver to the Trustee an Opinion of Counsel to the effect that, if the Debt Securities of such series are then listed on the New York Stock Exchange, such Debt Securities would not be delisted as a result of the exercise of such option. (Sections 14.01, 14.02 and 14.03)

  Under Federal income tax laws as of the date of this Prospectus, such deposit and discharge may be treated as an exchange of the related Debt Securities. Each holder of such Debt Securities might be required to recognize gain or loss equal to the difference between the holder's cost or other tax basis for the Debt Securities and the value of the holder's interest in the trust. Such holders might be required to include in income a different amount than would be includable without the discharge. Prospective investors are urged to consult their own tax advisers as to the consequences of such a deposit and discharge, including the applicability and effect of tax laws other than the Federal income tax law.

CONCERNING THE TRUSTEE

  The Bank of New York is the Trustee under the Indenture. The Bank of New York also acts as Trustee under the Indenture for the Company's 9.9% Debentures due 2000, 9.375% Debentures due 2005, 10.25% Debentures due 2010 and 9.8% Debentures due 2020. The Bank of New York also acts as trustee for ARCO with respect to three public debt issues and extends credit to ARCO in the ordinary course of business. The Trustee may extend credit to the Company and its Subsidiaries in the future.

                             PLAN OF DISTRIBUTION

  The Company may sell the Debt Securities (i) through underwriters or dealers; (ii) directly to a limited number of institutional purchasers or to a single purchaser; (iii) through agents; or (iv) through a combination of any such methods of sale. The Prospectus Supplement with respect to the Offered Debt Securities sets forth the terms of the offering of the Offered Debt Securities, including the name or names of any underwriters, the purchase price of the Offered Debt Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the Offered Debt Securities may be listed.

  If underwriters are used in the sale, the Debt Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Debt Securities may be offered to the public through underwriting syndicates represented by managing underwriters. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the Offered Debt Securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all the Offered Debt Securities if any are purchased. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  Offered Debt Securities may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Offered Debt Securities in respect of which this

Prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

  If so indicated in the Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Offered Debt Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the Prospectus Supplement and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts.

  Agents and underwriters may be entitled under agreements entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

  Each series of Offered Debt Securities will be a new issue of securities with no established trading market. Any underwriters to whom Offered Debt Securities are sold by the Company for public offering and sale may make a market in such Offered Debt Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Offered Debt Securities.

                 PRINCIPAL STOCKHOLDER; CONTROL OF THE COMPANY

  As of the date of this Prospectus, ARCO owns 80,000,001 shares of Common Stock, representing approximately 82.5% of the outstanding shares of Common Stock.

  Under applicable provisions of the General Corporation Law of Delaware, ARCO is able, acting alone, to elect the entire Board of Directors of the Company and to approve any action requiring stockholder approval. ARCO's percentage ownership of the outstanding voting stock will preclude any acquisition of control of the Company not favored by ARCO.

  ARCO, including its subsidiaries, is one of the largest integrated enterprises in the petroleum industry. ARCO conducts operations in two business segments, resources and products. ARCO owns an 82.3% equity interest in Vastar Resources, Inc., which conducts natural gas and, to a lesser extent, oil, exploration, production and marketing operations. ARCO also owns a 49.9% equity interest in Lyondell Petrochemical Company, which operates petrochemical processing and petroleum refining businesses. In 1994, ARCO issued Exchangeable Notes due September 15, 1997 ("Notes"), which, at ARCO's option, can be exchanged at maturity into Lyondell common stock or cash of equal value. In July, 1997, ARCO finalized its decision to deliver shares of Lyondell common stock at maturity to settle all of the Notes. Upon the exchange, ARCO's equity interest in Lyondell will be substantially reduced or eliminated.

                                    EXPERTS

  The consolidated financial statements of the Company and its subsidiaries that are included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, incorporated by reference in this Prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of such firm as experts in accounting and auditing.

                                LEGAL OPINIONS

  Certain matters relating to the legality of the Debt Securities offered hereby will be passed upon for the Company by Robert J. Millstone, Esq., Vice President, General Counsel and Secretary of the Company. As of June 30, 1997, Mr. Millstone owned an aggregate of 2,357 shares of Common Stock, held directly and under a Company benefit plan, and options to purchase another 48,300 shares of Common Stock. Mr. Millstone disclaims beneficial ownership of 318 shares of Common Stock held for or in trust for certain family members as of June 30, 1997. Certain matters relating to the legality of the Debt Securities offered hereby will be passed upon for any underwriters, agents or purchasers by Drinker Biddle & Reath LLP.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

   Securities and Exchange Commission Registration Fee............. $106,060.61
   Fees and expenses of the Trustee................................   15,000.00*
   Printing and engraving expenses.................................   75,000.00*
   Rating Agency fees..............................................  125,000.00*
   Legal fees......................................................  100,000.00*
   Accounting fees.................................................   25,000.00*
   Qualification under state securities laws.......................   10,000.00*
   Miscellaneous...................................................   14,000.00*
                                                                    -----------
     Total......................................................... $470,060.61
                                                                    ===========

--------
* Estimated (except for registration fee) and subject to future contingencies.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Reference is made to Section 25 of the By-Laws of the Company and to Section 145 of the General Corporation Law of the State of Delaware as set forth below.

  Section 25 of the By-Laws of the Company provides:

  (a) Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved or is threatened to be involved (as a witness or otherwise) in or otherwise requires representation by counsel in connection with any threatened, pending or completed action, suit or proceeding, or any inquiry that such person in good faith believes might lead to the institution of any such action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, and the basis of such proceeding is alleged action or inaction in an official capacity or in any other capacity while serving as such a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the General Corporation Law of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment with reference to events occurring prior to the effective date thereof, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment), against all costs, charges, expenses, liabilities and losses (including attorneys fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director or officer (or to serve another entity at the request of the Company) and shall inure to the benefit of such persons heirs, personal representatives and estate; provided, however, that, except as provided in paragraph (b) hereof, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person against the Company only if such proceeding (or part thereof) was authorized prior to its initiation by a majority of the disinterested members of the Board of Directors of the Company. The rights to indemnification conferred in this Section shall include the right to be paid by the Company any expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the General Corporation Law of Delaware requires, payment shall be made to or on behalf of a person only upon delivery to the Company of an undertaking, by or on behalf of such person, to repay all amounts so advanced if it shall ultimately be determined that such person is not entitled to be indemnified under this Section or otherwise. The rights to indemnification conferred in this Section shall be deemed to be a contract between the Company and each person who serves in the capacities described above at any time while this Section is in effect. Any repeal or modification of this Section shall not in any way diminish any rights to indemnification of such person or the obligations of the Company arising hereunder.

  (b) Right of claimant to appeal and to bring suit. If a claim under paragraph (a) of this Section is not paid in full by the Company within thirty days after a written claim has been received by the Company, the claimant may submit a written appeal to the Chairman of the Board. If the claim is not paid in full by the Company within thirty days after a written appeal has been received by the Chairman of the Board, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim. If successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting or defending such claim. In any action brought by the claimant to enforce a right to indemnification hereunder or by the Company to recover payments by the Company for expenses incurred by a claimant in a proceeding in advance of its final disposition, the burden of proving that the claimant is not entitled to be indemnified under this Section or otherwise shall be on the Company. Neither the failure of the Company (including its Board of Directors or its independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the General Corporation Law of Delaware, nor an actual determination by the Company (including its Board of Directors or its independent legal counsel) that the claimant has not met such applicable standard of conduct, shall create a presumption that the claimant has not met the applicable standard of conduct or, in the case of such an action brought by the claimant, be a defense to the action.

  (c) Non-exclusivity of rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Company's Certificate of Incorporation, any By-Law, any agreement, a vote of Company stockholders or of disinterested Company directors or otherwise, both as to action in that person's official capacity and as to action in any other capacity by holding such office, and shall continue after the person ceases to serve the Company as a director or officer or to serve another entity at the request of the Company.

  (d) Insurance. The Company may maintain insurance, at its expense, to protect itself and any director or officer of the Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of Delaware.

  (e) Indemnity agreements. The Company may from time to time enter into indemnity agreements with the persons who are members of its Board of Directors and with such officers or other persons as the Board may designate, such indemnity agreements to provide in substance that the Company will indemnify such persons to the fullest extent of the provisions of this Section 25.

  (f) Indemnification of employees and agents of the Company. The Company may, under procedures authorized from time to time by the Board of Directors, grant rights to indemnification, and to be paid by the Company the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Company to the fullest extent of the provisions of this Section 25.

  Section 145 of the General Corporation Law of the State of Delaware ("DGCL") provides:

  (a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

  (b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

  (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

  (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

  (e) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

  (f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

  (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

  (h) For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

  (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

  (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

  (k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees).

  The Company's Certificate of Incorporation provides that the personal liability of a director of the Company to the Company or to its stockholders for monetary damages for breach of fiduciary duty as a director shall be limited or eliminated to the fullest extent permitted by the DGCL, as amended from time to time. Section 102(b)(7) of the DGCL permits a Delaware corporation such as the Company to include in its certificate of incorporation a provision that eliminates or limits the ability of the corporation and its stockholders to recover monetary damages from a director for breach of fiduciary duty as a director; but does not permit such a provision to eliminate or limit the liability of a director for (i) any breach of the duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) unlawful payments of dividends or unlawful stock repurchases or redemptions as provided under certain provisions of Delaware law, or (iv) any transaction from which the director derived an improper personal benefit.

  Under an Administrative Services Agreement between ARCO and the Company, ARCO provides the Company with insurance coverage under ARCO's Directors' and Officers' Liability Insurance, which currently has a limit of $205 million, to the extent authorized by the By-Laws of the Company and the laws of the State of Delaware.

  Under the Underwriting Agreement and Selling Agency Agreement to be entered into between the Company and the underwriters or selling agents, as the case may be, the underwriter or selling agents, as applicable, will agree to indemnify the Company, its directors and certain of its officers against certain civil liabilities, including civil liabilities under the Securities Act.

ITEM 16. EXHIBITS

 1.1 Form of proposed Underwriting Agreement.*

 1.2 Form of proposed Selling Agency Agreement.*

 4 Form of Indenture, dated as of June 15, 1988, between the Company and the Trustee. (Filed as Exhibit 4.2 to the Company's Registration Statement on Form S-3 No. 33-23340 and incorporated herein by reference).

 5 Opinion (with consent) of Robert J. Millstone, Esq., Vice President, General Counsel and Secretary of the Company.**


10.1 NLG 300 million (Dutch Guilder) Term Loan Agreement, dated as of March 12, 1997, among ARCO Chemie Nederland, Ltd. (Rotterdam Branch), as Borrower, the Company, as Guarantor, Chase Investment Bank Limited, as Arranger, Chase Manhattan International Limited, as Agent, and the Banks listed therein. (Filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997).


10.2 Credit Agreement A concerning U.S.$ 200 million 364-day revolving credit facility, dated as of July 23, 1997, among the Company, the Banks named therein and The First National Bank of Chicago, as Agent. (Filed as Exhibit
     10.2 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997).


10.3 Credit Agreement B concerning U.S. $300 million five-year revolving credit facility, dated as of July 23, 1997, among the Company, the Banks named therein and The First National Bank of Chicago, as Agent. (Filed as Exhibit
     10.3 to the Company's Quarterly Report on Form 10-Q for the period ended June 30, 1997).

12   Statement re computation of ratios.*

23.1 Consent of Robert J. Millstone, Esq., Vice President, General Counsel and Secretary of the Company (included in Exhibit 5).**

23.2 Consent of Coopers & Lybrand L.L.P.*

24   Power of Attorney.**

25   Statement on Form T-1 of eligibility of Trustee under the Indenture.*
--------

* Filed herewith.

**Previously filed.

ITEM 17. UNDERTAKINGS

 A. Undertaking Pursuant to Rule 415.

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

 B. Undertaking Regarding Documents Subsequently Filed Under the Exchange Act.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 C. Undertaking in Respect of Indemnification.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of the counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

 D. Undertaking Pursuant to Rule 430A.

  The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE COMPANY CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN NEWTOWN SQUARE, COMMONWEALTH OF PENNSYLVANIA, ON AUGUST 1, 1997.

                                          ARCO Chemical Company


                                          By:      Ronald R. Remick
                                              ---------------------------------
                                                   RONALD R. REMICK

                                              VICE PRESIDENT AND TREASURER

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

              SIGNATURE                        TITLE                 DATE
              ---------                        -----                 ----
      Anthony G. Fernandes*            Chairman of the          August 1, 1997
-------------------------------------   Board and Director
      ANTHONY G. FERNANDES

        Alan R. Hirsig*                President, Chief         August 1, 1997
-------------------------------------   Executive Officer
        ALAN R. HIRSIG                  and Director

        Marvin O. Schlanger*           Executive Vice           August 1, 1997
-------------------------------------   President, Chief
        MARVIN O. SCHLANGER             Operating Officer
                                        and Director

         Walter J. Tusinski*           Senior Vice              August 1, 1997
-------------------------------------   President, Chief
         WALTER J. TUSINSKI             Financial Officer
                                        and Director

          Walter F. Beran*             Director                 August 1, 1997
-------------------------------------
          WALTER F. BERAN

              SIGNATURE                         TITLE                DATE
              ---------                         -----                ----
          Marie L. Knowles*             Director                August 1, 1997
-------------------------------------
          MARIE L. KNOWLES

         James A. Middleton*            Director                August 1, 1997
-------------------------------------
         JAMES A. MIDDLETON

           Stephen R. Mut*              Director                August 1, 1997
-------------------------------------
           STEPHEN R. MUT

            Frank Savage*               Director                August 1, 1997
-------------------------------------
            FRANK SAVAGE

       Robert H. Stewart, III*          Director                August 1, 1997
-------------------------------------
       ROBERT H. STEWART, III

             Van Billet                 Vice President and      August 1, 1997
-------------------------------------    Controller
             VAN BILLET                  (principal
                                         accounting officer)

*By:      Robert J. Millstone                                   August 1, 1997
    ---------------------------------
    ROBERT J. MILLSTONE (ATTORNEY IN
                 FACT)

                               INDEX TO EXHIBITS

 EXHIBIT
 NUMBER  EXHIBITS
 ------- --------
  1.1    Form of proposed Underwriting Agreement.*
  1.2    Form of proposed Selling Agency Agreement.*
    4    Form of Indenture, dated as of June 15, 1988, between the Company and the Trustee. (Filed as Exhibit 4.2 to the Company's Registration
          Statement on Form S-3 No. 33-23340 and incorporated herein by reference).
    5    Opinion (with consent) of Robert J. Millstone, Esq., Vice President,
          General Counsel and Secretary of the Company.**
 10.1    NLG 300 million (Dutch Guilder) Term Loan Agreement, dated as of March
          12, 1997, among ARCO Chemie Nederland, Ltd. (Rotterdam Branch), as
          Borrower, the Company, as Guarantor, Chase Investment Bank Limited,
          as Arranger, Chase Manhattan International Limited, as Agent, and the
          Banks listed therein. (Filed as Exhibit 10.1 to the Company's
          Quarterly Report on Form 10-Q for the period ended June 30, 1997).
 10.2    Credit Agreement A concerning U.S. $200 million 364-day revolving credit facility, dated as of July 23, 1997, among the Company, the
          Banks named therein and The First National Bank of Chicago, as Agent.
          (Filed as Exhibit 10.2 to the Company's Quarterly Report on Form 10-Q
          for the period ended June 30, 1997).
 10.3    Credit Agreement B concerning U.S. $300 million five-year revolving credit facility, dated as of July 23, 1997, among the Company, the
          Banks named therein and The First National Bank of Chicago, as Agent.
          (Filed as Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q
          for the period ended June 30, 1997).
   12    Statement re computation of ratios.*
 23.1    Consent of Robert J. Millstone, Esq., Vice President, General Counsel
          and Secretary of the Company (included in Exhibit 5).**
 23.2    Consent of Coopers & Lybrand L.L.P.*
   24    Power of Attorney.**
   25    Statement on Form T-1 of eligibility of Trustee under the Indenture.*

--------

* Filed herewith.

**Previously filed.